EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

Magnum Hunter Resources, Inc.

     We consent to the incorporation by reference in Registration Statement Nos. 333-45552, 333-82552, and 333-84650 on Form S-3 and Registration Statement No. 333-76774 on Form S-4 of Magnum Hunter Resources, Inc. of our report dated March 22, 2002, appearing in this Annual Report on Form 10-K of Magnum Hunter Resources, Inc. for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP

Dallas, Texas
April 12, 2002